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                                                                     EXHIBIT 2

                        FORM OF COMPANY VOTING AGREEMENT

     THIS COMPANY VOTING AGREEMENT (this "AGREEMENT") is dated as of March 27, 2003 between SR Telecom Inc. ("PARENT"), a corporation organized under the Canada Business Corporations Act (the "CBCA"), and the undersigned stockholder ("STOCKHOLDER") of Netro Corporation, a Delaware corporation (the "COMPANY"), and, if applicable, the undersigned spouse of Stockholder ("SPOUSE").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Parent, the Company and Norway Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), have entered into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the "MERGER").

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of common stock, par value $0.001 per share, of the Company (the "COMPANY STOCK"), as indicated on the signature page of this Agreement (such shares of Company Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "SECURITIES" of Stockholder).

     C. In consideration of the execution of the Merger Agreement by Parent, and as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS.

          In addition to the terms defined elsewhere herein, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          1.1 "TRANSFER", when used as a verb, shall mean to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), or, when used as a noun, shall mean a sale, pledge,

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assignment, encumbrance, disposition or other transfer (including a merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or other transfer by operation of law).

     2.   VOTING OF SECURITIES.

          Stockholder hereby agrees to appear, or cause the holder of record on any applicable record date to appear, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any postponement or adjournment thereof. At every meeting of the stockholders of the Company, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder hereby irrevocably agrees to vote the Securities, or cause the Securities to be voted, (a) in favor of approval and adoption of the Merger Agreement and the approval of the Merger and all other actions contemplated by the Merger Agreement and this Agreement and any action required in furtherance thereof or hereof and (b) against (i) any Acquisition Proposal, (ii) any dissolution, liquidation or winding up of or by the Company and (iii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would (x) in any manner impede, frustrate, delay, prevent, nullify or adversely affect any transaction contemplated by the Merger Agreement (including the Merger) or the likelihood of consummation thereof, (y) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (z) would result in any of the conditions to the Company's or Parent's obligations under the Merger Agreement not being fulfilled. Stockholder shall not commit or agree to take any action, or enter into any agreement or understanding with any person, the effect of which would be inconsistent with or violative of any provision contained in this Section 2.

     3.   IRREVOCABLE PROXY.

          Stockholder is hereby delivering to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the "IRREVOCABLE PROXY"), such Irrevocable Proxy to cover the total number of Securities in respect of which Stockholder is entitled to vote. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies, powers of attorney or similar authorizations given thereby with respect to the Securities and agrees not to grant any subsequent proxies, powers of attorney or similar authorizations with respect to the Securities.

     4.   RESTRICTION ON TRANSFER OF SECURITIES.

          Prior to the Expiration Date (as defined herein), Stockholder shall not, either directly or indirectly, consent to any Transfer of, or enter into any contract, agreement, obligation, commitment, arrangement, understanding, instrument, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Securities (or any interest therein); PROVIDED that, the foregoing requirements shall not prohibit any Transfer under Stockholder's will or pursuant to the laws of descent and

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distribution or any such Transfer to an immediate family member or a family trust for the benefit of immediate family member(s), so long as, in each case, as a precondition to such Transfer the transferee: (i) executes a counterpart of this Agreement and an Irrevocable Proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (ii) agrees in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement. Stockholder agrees that Stockholder shall not (a) deposit (or permit the deposit of) any Securities in a voting trust or grant any proxy, power of attorney or similar authority (other than for fulfilling the terms of this Agreement) or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Securities or (b) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or that would in any way restrain, limit or interfere with the performance of Stockholder's obligations under this Agreement or the transactions contemplated hereby and by the Merger Agreement.

     5.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

          5.1 Stockholder (i) is the sole record and beneficial owner of, and has good and marketable title to, the Securities set forth on the signature page of this Agreement, which at the date of this Agreement and at all times until the termination of this Agreement, will be free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances;
(ii) does not own, of record or beneficially, any shares of capital stock of the Company other than the Securities set forth opposite his, her or its name on the signature page of this Agreement; and (iii) has the sole right to vote such Securities (except to the extent that such Securities are issuable upon the exercise of options or warrants that have not been exercised by such Stockholder). Except as contemplated by this Agreement, none of the Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Securities. If Stockholder is married, and Stockholder's Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

          5.2 Stockholder has all requisite power and authority to execute and deliver this Agreement and the Irrevocable Proxy, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Stockholder of this Agreement and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the

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Irrevocable Proxy has been duly and validly executed and delivered by
Stockholder and constitutes the valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its respective terms. The execution and delivery of this Agreement and the Irrevocable Proxy by Stockholder do not, and the performance of Stockholder's obligations hereunder will not, (a) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligations to which Stockholder is a party or by which Stockholder or the Securities are or will be bound or affected or (b) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement and the Irrevocable Proxy by Stockholder or the consummation by Stockholder of any of the transactions contemplated hereby or thereby.

     6.   ADDITIONAL DOCUMENTS.

          Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

     7.   LEGENDING OF SECURITIES.

          Stockholder agrees that it shall forthwith surrender all certificates representing the Securities so that they shall bear a conspicuous legend stating that they are subject to this Agreement (and the restrictions on transfer provided for herein) and to an Irrevocable Proxy. Stockholder agrees that it shall not Transfer the Securities without first having the aforementioned legend affixed to the certificates representing the Securities (and subject, in any event, to the limitations set forth in Section 4). In furtherance of this Agreement, Stockholder shall, and hereby authorizes Parent to, notify the Company's transfer agent that the Securities are subject to a "stop transfer" order.

     8.   NO SOLICITATION.

          8.1 Stockholder acknowledges that he or she also has read, and understands, the restrictions set forth in Section 6.03 of the Merger Agreement and agrees to comply with them as if a party to such Merger Agreement.

          8.2 Until the Expiration Date, Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or

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advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

     9.   CONFIDENTIALITY.

          Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

     10.  STOCKHOLDER CAPACITY.

          Stockholder is executing and delivering into this Agreement solely in its capacity as the owner of the Securities. If Stockholder is a natural person, nothing contained in this Agreement shall restrict Stockholder from taking any action required by his or her fiduciary duties solely in his or her capacity as an officer, director or employee of the Company.

     11.  TERMINATION.

          This Agreement, and all rights and obligations of the parties hereunder, shall be effective as of the date hereof and shall terminate upon the earlier of (i) the date upon which the Merger Agreement is terminated in accordance with its terms and (ii) the Effective Time (the "EXPIRATION DATE") of the Merger.

     12.  GENERAL PROVISIONS.

          12.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          12.2 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, or in the case of Parent, Section 11.06 of the Merger Agreement, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the others. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

          12.3 AMENDMENTS AND MODIFICATION. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. The failure

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of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of these rights.

          12.4 SPECIFIC PERFORMANCE. The parties hereto acknowledge that Parent shall be immediately and irreparably harmed and injured if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached by any of the other parties hereto. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. If Parent brings an action in equity to enforce the provisions of this Agreement, Stockholder will not allege, and Stockholder waives the defense, that there is an adequate remedy at law.

          12.5 NOTICE. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent by facsimile if confirmation is received by sender, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          if to Parent, to:


                   SR Telecom Inc.
                   8150 Trans-Canada Highway
                   Montreal, Quebec, Canada H4S 1M5
                   Attention: David Adams

                   Telephone No.:  (514) 335-4035
                   Facsimile No.:  (514) 956-4405

          with copies to:

                   Fasken Martineau
                   Stock Exchange Tower
                   P.O. Box 242, Suite 3400
                   800 Place-Victoria
                   Montreal, Quebec, Canada H4Z
                   Attention: Peter Villani

                   Telephone No.:  (514) 397-4316
                   Facsimile No.:  (514) 397-7600

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          and

                   Pillsbury Winthrop LLP
                   One Battery Park Plaza
                   New York, New York 10004-1490
                   Attention: Ronald A. Fleming, Jr., Esq.

                   Telephone No.:  (212) 858-1143
                   Facsimile No.:  (212) 858-1500

          if to Stockholder, to the address for notice set forth on the signature page hereof,

          with copies to:

                   Netro Corporation
                   3860 North First Street
                   San Jose, California 95134
                   Attention: Sanjay K. Khare
0
                   Telephone No.:  (408) 216-1500
                   Facsimile No.:  (408) 216-1772

          and

                   Davis Polk & Wardwell
                   1600 El Camino Real
                   Menlo Park, California 94025
                   Attention: Francis S. Currie, Esq.

                   Telephone No.:  (650) 752-2002
                   Facsimile No.:  (650) 752-2111

          12.6 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal court located in the State of Delaware or any state court of the State of Delaware, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit,

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action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.5 shall be deemed effective service of process on such party.

          12.7 ENTIRE AGREEMENT. This Agreement and the Irrevocable Proxy, together with the Company Affiliate Letter, in the form attached as Exhibit A to the Merger Agreement, contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          12.8 DESCRIPTIVE HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

          12.9 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          12.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          12.11 EXPENSES. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

          12.12 EFFECTIVENESS. This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

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          IN WITNESS WHEREOF, the parties have caused this Company Voting
Agreement to be executed as of the date first above written.


SR TELECOM INC.


By:
   ------------------------------
   Name:
   Title:


STOCKHOLDER                                    SPOUSE


By:                                            By:
   ------------------------------                 ------------------------------
   Name:                                          Name:
   Title:                                         Title:


---------------------------------              ---------------------------------


---------------------------------              ---------------------------------
Print Address                                  Print Address


---------------------------------              ---------------------------------
Telephone                                      Telephone


---------------------------------              ---------------------------------
Facsimile No.                                  Facsimile No.


                      Number of Securities beneficially owned:

                      ________ shares of Company Stock of the Company

                      ________ shares of Company Stock of the Company issuable
                               upon exercise of outstanding options or warrants

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                                                                       EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned stockholder of Netro Corporation, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the members of the Board of Directors of SR Telecom Inc. ("PARENT"), a corporation organized under the Canada Business Corporations Act (the "CBCA"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to (i) all of the outstanding shares of common stock, par value $0.001 per share, of the Company ("COMPANY STOCK") owned of record by Stockholder as of the date of this Irrevocable Proxy and (ii) any and all other shares of capital stock of the Company (including through the exercise of any stock options, warrants or similar instruments) which Stockholder may acquire on or after the date hereof (collectively, the "SECURITIES") in accordance with the terms of this Irrevocable Proxy. The Securities beneficially owned by the undersigned Stockholder of the Company as of the date of this Irrevocable Proxy are listed on the signature page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Securities.

     This proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date between Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of and as a condition to Parent entering into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and among Parent, Norway Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company. The Merger Agreement provides for the merger of the Merger Sub with and into the Company in accordance with its terms (the "MERGER").

     The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time set forth in the Voting Agreement, to act as the undersigned's attorney-in-fact and Irrevocable Proxy to demand that the Secretary of the Company call a special meeting of stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote the Securities, and to exercise all voting, consent and similar rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special, postponed or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (a) in favor of approval and adoption of the Merger Agreement and the approval of the Merger and in favor of each other action contemplated by the Merger Agreement and any action required in furtherance hereof or thereof and (b) against (i) any Acquisition Proposal, (ii) any dissolution, liquidation or winding up of or by the Company or (iii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would (x) in any manner impede, frustrate, delay, prevent, nullify or adversely affect any transaction contemplated by the Merger

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Agreement (including the Merger) or the likelihood of consummation thereof, (y)
result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (z) would result in any of the conditions to the Company's or Parent's obligations under the Merger Agreement not being fulfilled.

     If any provision of this Irrevocable Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Irrevocable Proxy. Each provision of this Irrevocable Proxy is separable from every other provision of this Irrevocable Proxy, and each part of each provision of this Irrevocable Proxy is separable from every other part of such provision.

     This proxy granted by Stockholder shall be revoked upon termination of the Voting Agreement in accordance with its terms.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, estate, executors, personal representatives, and permitted successors and assigns of the undersigned.

Dated: March 27, 2003


STOCKHOLDER                            SPOUSE


By:                                    By:
    ------------------------------         ------------------------------
    Name:                                  Name:
    Title:                                 Title:


                      Number of shares beneficially owned:

                           ________ shares of the company stock of the Company

                           ________ shares of the company stock of the Company
                                    issuable upon exercise of outstanding
                                    options or warrants

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